UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 13, 2006
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 13, 2006, the Compensation Committee of the Board of Directors of Baxter International Inc. (the “Company”) and, on February 14, 2006, the independent directors of the Board of Directors with respect to the Chief Executive Officer’s compensation, approved the following compensatory arrangements for the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K):

Executive Officer	2005 Cash Bonus	2006 Salary

Robert L. Parkinson, Jr.
Chairman and Chief Executive Officer	$1,941,420	$1,200,000

Joy A. Amundson
Corporate Vice President and
President – BioScience	$770,280	$507,000

Peter J. Arduini (1)
Corporate Vice President and
President – Medication Delivery	$364,540	$482,000

John J. Greisch
Corporate Vice President and Chief
Financial Officer	$810,600	$572,000

James E. Utts
Corporate Vice President and
President – Europe	$462,120	$433,000

(1)	Peter Arduini’s bonus was prorated to reflect the amount of time that he was employed by the Company during 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
(Registrant)

By:	/s/ Susan R. Lichtenstein
Susan R. Lichtenstein
Corporate Vice President, General Counsel and Corporate Secretary

Date: February 17, 2006